Exhibit 99.1

This Statement on Form 4 is filed jointly by Vector Acquisition Partners, L.P. and Vector Capital Partners V, Ltd. The principal business address of each of these reporting persons is One Market Street, Steuart Tower, 23rd Floor, San Francisco, CA 94105.

Name of Designated Filer: Vector Acquisition Partners, L.P.

Date of Event Requiring Statement: August 25, 2021

Issuer Name and Ticker or Trading Symbol: ROCKET LAB USA, INC. (NASDAQ: RKLB)

VECTOR ACQUISITION PARTNERS, L.P.

By:	Vector Capital Partners V, Ltd.,
its general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Authorized Signatory

VECTOR CAPITAL PARTNERS V, LTD.

By:	/s/ David Baylor
Name:	David Baylor
Title:	Authorized Signatory